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Collins
Barrow
Chartered Accountants

Suite 800
1030 West Georgia Street
Vancouver, Canada
V6E 3B9

Telephone  (604) 685-0561
Facsimile  (6O4) 685-2050
Internet vancouver@collinsbarrow.com
5-1591I

June 28, 1999

Titan Trading Analytics Inc.
3473 Ellis Place
Nanaimo, B.C.
V9T 4Y6

Dear Sirs:

We understand that Titan Trading Analytics Inc. ("the company") will be filing a Form 20-F Registration Statement pursuant to Section
12(g) of the Securities Exchange Act of 1934, as amended.

As requested, we hereby consent to the filing of the audited consolidated balance sheets of the company as at October 31, 1998 and 1997 and the consolidated statements of operations and deficit and cash flows for each of the years in the three year period ended October 31, 1998 including our auditors' report dated January 13, 1999 thereon as part of the registration statement.

If you have any further requirements, please contact us.

Yours truly,

COLLINS BARROW
Chartered Accountants

Per:

       /S/ James R. Church
       James R. Church

JRC:cd

cc: Mr. Mike Paauwe
cc: Mr. Michael Cane

A member of
Moores
Rowland
International                                              Collins Barrow
An association of independent                         is a Partnership of
accounting firms throughout the world.         Incorporated Professionals